UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                  March 6, 2003

                                    814-00201
                            (Commission File Number)

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.

             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943333311
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                               3000 SAND HILL ROAD
                              BUILDING 1, SUITE 155
                          MENLO PARK, CALIFORNIA 94025
              (Address of registrant's principal executive office)

                                  650-926-7000
                         (Registrant's telephone number)



ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On March 10, 2003, meVC Draper Fisher Jurvetson Fund I, Inc. issued the following press release:


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                                                                          [LOGO]

CONTACT
Paul Caminiti/Kim Levy/Keil Decker
Citigate Sard Verbinnen
(212) 687-8080



                    MVC ANNOUNCES CERTIFIED ELECTION RESULTS

                  MILLENCO NOMINEES ASSUME DUTIES AS DIRECTORS;
                    APPOINT ROBERT S. EVERETT AS INTERIM CEO
             -------------------------------------------------------


        MENLO PARK, CALIFORNIA -- MARCH 10, 2003 -- MVC Capital (NYSE: MVC), today announced that the independent Inspectors of Election, representatives of IVS Associates, Inc., have issued their final Inspectors of Election report with respect to the annual meeting of shareholders held on February 28, 2003.

        According to the report, approximately 7.4 million MVC shareholders voted to elect the nominees of Millenco, L.P. and its affiliates, 1.7 million shareholders voted for the incumbent board nominees, and 850,000 shareholders withheld their votes.

        The Fund's new Board of Directors announced that Chief Executive Officer John Grillos has been terminated. The Board has appointed Millenco director nominee Robert S. Everett to the CEO post on an interim basis. Mr. Everett is a managing director and co-founder of Everett & Solsvig, Inc., a firm that assists equity and debt holders who own positions in troubled companies. In connection with his appointment, Mr. Everett has decided not to serve as a director of the Fund.

        MVC Capital is a publicly traded business development company. For additional information about the Fund, please contact Kim Levy or Keil Decker at 212-687-8080.

                                      # # #

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    meVC DRAPER FISHER JURVETSON FUND I, INC.


Dated:  March 10, 2003

                                           By: /s/ Robert S. Everett
                                               ---------------------------------
                                               Robert S. Everett
                                               Chief Executive Officer